EXHIBIT 10.1

Rule 10b5-1 Sales Plan

For

Joseph L. von Rosenberg III

Sales Plan

Sales Plan dated August 25, 2005 (this “Sales Plan”) between Joseph L. von Rosenberg III (“Seller”) and Morgan Stanley DW Inc. (“Morgan Stanley”), acting as agent for Seller.

A. Recitals

1. This Sales Plan is entered into between Seller and Morgan Stanley for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. Seller is establishing this Sales Plan in order to permit the orderly disposition of a portion of Seller’s holdings of the common stock, par value $0.01 per share (the “Stock”), of Omega Protein Corporation (the “Issuer”), including Stock that Seller has the right to acquire under the outstanding stock options issued by the Issuer listed on Schedule A hereto (the “Options”).

B. Seller’s Representations, Warranties and Covenants

1. As of the date hereof, Seller is not aware of any material nonpublic information concerning the Issuer or its securities. Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

2. The securities to be sold under this Sales Plan are owned free and clear by Seller (subject, in the case of shares underlying Options, only to the compliance by Seller with the exercise provisions of such Options) and are not subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or any other limitation on disposition, other than those which may have been entered into between Seller and Morgan Stanley or imposed by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

3. While this Sales Plan is in effect, Seller agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Sales Plan (including, without limitation, with respect to any securities convertible or exchangeable into the Stock) and agrees not to alter or deviate from the terms of this Sales Plan.

4. Seller agrees that Seller shall not, directly or indirectly, communicate any information relating to the Stock or the Issuer to any employee of Morgan Stanley or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect. Any notice given to Morgan Stanley pursuant to this Sales Plan shall be given in accordance with paragraph G.5.

5. (a) Seller agrees to provide Morgan Stanley with a certificate dated as of the date hereof and signed by the Issuer substantially in the form of Exhibit A hereto prior to commencement of the Plan Sales Period (as defined below).

(b) Seller agrees to notify Morgan Stanley by telephone at the number set forth in paragraph G.5 below as soon as practicable if Seller becomes aware of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto. Such notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Morgan Stanley. Such notice shall be in addition to the notice required to be given to Morgan Stanley by the Issuer pursuant to the certificate set forth as Exhibit A hereto.

6. Seller agrees to complete, execute and deliver to Morgan Stanley a seller representation letter dated as of the date hereof substantially in the form of Exhibit B hereto prior to the commencement of the Plan Sales Period.

7. The execution and delivery of this Sales Plan by Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any of Seller’s affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller or Seller’s affiliates.

8. Seller has consulted with Seller’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Morgan Stanley or any person affiliated with Morgan Stanley in connection with, Seller’s adoption and implementation of this Sales Plan. Seller acknowledges that Morgan Stanley is not acting as a fiduciary or an advisor for Seller.

9. Seller agrees that until this Sales Plan has been terminated Seller shall not (i) enter into a binding contract with respect to the purchase or sale of Stock with another broker, dealer or financial institution (each, a “Financial Institution”), (ii) instruct another Financial Institution to purchase or sell Stock or (iii) adopt a plan for trading with respect to Stock other than this Sales Plan.

10. (a) Seller agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller.

(b) Seller agrees that Seller shall at all times during the Plan Sales Period (as defined below), in connection with the performance of this Sales Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

11. (a) Seller represents and warrants that the Stock to be sold pursuant to this Sales Plan is currently eligible for sale under Rule 144.

(b) Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144.

(c) Seller agrees to complete, execute and deliver to Morgan Stanley Forms 144 for the sales to be effected under this Sales Plan at such times and in such numbers as Morgan Stanley shall request, and Morgan Stanley agrees to file such Forms 144 on behalf of Seller as required by applicable law. Seller understands and agrees that Morgan Stanley shall make one Form 144 filing at the beginning of each three-month period commencing upon the first Sale Day under this Sales Plan.

(d) Seller hereby grants Morgan Stanley a power of attorney to complete and/or file on behalf of Seller any required Forms 144. Notwithstanding such power of attorney, Seller acknowledges that Morgan Stanley shall have no obligation to complete or file Forms 144 on behalf of Seller except as set forth in subparagraph (c).

(e) Morgan Stanley agrees to conduct all sales pursuant to this Sales Plan in accordance with the manner of sale requirement of Rule 144 of the Securities Act and in no event shall Morgan Stanley effect any sale if such sale would exceed the then-applicable amount limitation under Rule 144, assuming Morgan Stanley’s sales pursuant to this Sales Plan are the only sales subject to that limitation.

12. Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Sales Plan.

C. Implementation of the Plan

1. Seller hereby appoints Morgan Stanley to sell shares of Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Morgan Stanley hereby accepts such appointment.

2. Morgan Stanley is authorized to begin selling Stock pursuant to this Sales Plan on September 7, 2005 and shall cease selling Stock on the earliest to occur of (i) the date on which Morgan Stanley is required to suspend or terminate sales under the Sales Plan pursuant to paragraph D.1 below, (ii) the date on which Morgan Stanley receives notice of the death of Seller, (iii) the date on which the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock or a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock is to be exchanged or converted into shares of another company, (iv) the date on which Morgan Stanley receives notice of the commencement or impending commencement of any proceedings in respect of or triggered by Seller’s bankruptcy or insolvency and (v):

X September 7, 2006 or

X the date that the aggregate number of shares of Stock sold pursuant to this Sales Plan reaches 360,000 shares (the “Total Sales Amount”) and

(the “Plan Sales Period”).

3. (a) During the Plan Sales Period, Morgan Stanley shall sell the Daily Sale Amount (as defined below) for the account of Seller on each Sale Day (as defined below), subject to the following restrictions, if desired:

X Refer to Exhibit C for the selling price parameters.

(b) A “Sale Day” is each Trading Day during a calendar week during the Plan Sales Period, provided that if any Sale Day is not a Trading Day, such Sale Day shall be deemed to fall on the next succeeding Trading Day. A “Trading Day” is any day during the Plan Sales Period that the New York Stock Exchange (the “Principal Market”) is open for business and the Stock is trading regular way on the Principal Market.

(c) The “Daily Sale Amount” for any Sale Day shall be as shown in Exhibit C:

(d) Subject to the restrictions set forth in paragraph C.3 (a) above, Morgan Stanley shall sell the Daily Sale Amount on each Sale Day under ordinary principles of best execution at the then-prevailing market price.

(e) If, consistent with ordinary principles of best execution or for any other reason, Morgan Stanley cannot sell the Daily Sale Amount on any Sale Day, then:

X Morgan Stanley’s obligation to sell Stock on such Sale Day pursuant to this Sales Plan shall be deemed to have been satisfied.

(f) The Daily Sale Amount, the Total Sale Amount, if applicable, and the Minimum Sale Price, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Sales Period.

4. Morgan Stanley shall not sell Stock hereunder at any time when:

(i) Morgan Stanley, in its sole discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity that could, in Morgan Stanley’s judgment, impact sales of the Stock has occurred; or

(ii) Morgan Stanley, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller’s affiliates (other than any such restriction relating to Seller’s possession or alleged possession of material nonpublic information about the Issuer or the Stock); or

(iii) Morgan Stanley has received notice from the Issuer or Seller of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto; or

(iv) Morgan Stanley has received notice from Seller to terminate the Sales Plan in accordance with paragraph D.1 below.

5. (a) Seller agrees to make appropriate arrangements with the Issuer and its transfer agent and stock plan administrator to permit Morgan Stanley to furnish notice to the Issuer of the exercise of the Options and to have underlying shares delivered to Morgan Stanley as necessary to effect sales under this Sales Plan. Seller hereby authorizes Morgan Stanley to serve as Seller’s agent and attorney-in-fact and, in accordance with the terms of this Sales Plan, to exercise the Options. Seller agrees to complete, execute and deliver to Morgan Stanley Stock Option Cashless Exercise Forms, for the exercise of Options pursuant to this Sales Plan at such times and in such numbers as Morgan Stanley shall request. Stock received upon exercise of Options shall be delivered to an account at Morgan Stanley in the name of and for the benefit of Seller (the “Plan Account”).

(b) On each day that sales are to be made under this Sales Plan, Morgan Stanley shall exercise a sufficient number of Options to effect such sales in the manner specified below:

X options that have already vested.

Morgan Stanley shall in no event exercise any Option if at the time of exercise the exercise price of the Option is equal to or higher than the market price of the Stock.

(c) Morgan Stanley shall, in connection with the exercise of Options, remit to the Issuer the exercise price thereof along with such amounts as may be necessary to satisfy withholding obligations. These amounts shall be deducted from the proceeds of sale of the Stock, together with interest thereon computed in accordance with Morgan Stanley’s customary practices.

(d) To the extent that any Stock remains in the Plan Account after the end of the Plan Sales Period or upon termination of this Sales Plan, Morgan Stanley agrees to return such Stock promptly to the Issuer’s transfer agent for relegending to the extent that such Stock would then be subject to transfer restrictions in the hands of the Seller.

6. Morgan Stanley shall in no event effect any sale under this Sales Plan if the Stock to be sold is not in the Plan Account or underlying an Option that is exercised in accordance with the terms of this Sales Plan on the day of such sale.

7. Morgan Stanley may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. Seller agrees that if Morgan Stanley is a market maker in the Stock at the time that any sale is to be made under this Sales Plan, Morgan Stanley may, at its sole discretion, purchase the Stock from Seller in its capacity as market maker.

D. Termination

1. (a) This Sales Plan may be suspended or terminated by Seller at any time upon three days prior written notice sent to Morgan Stanley by overnight mail and by facsimile at the address and fax number set forth in paragraph G.5 below. Seller agrees that Seller shall not suspend or terminate this Sales Plan except upon consultation with Seller’s own legal advisors.

(b) This Sales Plan shall be suspended or, at Morgan Stanley’s option, terminated, if Morgan Stanley receives notice from the Issuer of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto.

2. Seller agrees that Morgan Stanley will execute this Sales Plan in accordance with its terms and will not be required to suspend or terminate any sales of the Stock unless Morgan Stanley has received notice from Seller or the Issuer in accordance with paragraph D.1 above at least three days prior to the date on which this Sales Plan is to be suspended or terminated.

3. This Sales Plan may be amended by Seller only upon the written consent of Morgan Stanley and receipt by Morgan Stanley of the following documents, each dated as of the date of such amendment:

(i) a representation signed by the Issuer substantially in the form of Exhibit A hereto,

(ii) a certificate signed by Seller certifying that the representations and warranties of Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date and

(iii) a seller representation letter completed and executed by Seller substantially in the form of Exhibit B hereto.

E. Indemnification; Limitation of Liability

1. (a) Each party agrees to indemnify and hold harmless the other and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Morgan Stanley’s actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including Seller’s representations and warranties hereunder) or any violation by Seller of applicable laws or regulations. This indemnification shall survive termination of this Sales Plan.

(b) Notwithstanding any other provision hereof, Morgan Stanley shall not be liable to Seller for:

(i) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

(ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

2. Seller acknowledges and agrees that in performing Seller’s obligations hereunder neither Morgan Stanley nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller’s assets, or exercising any authority or control respecting management or disposition of Seller’s assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section

2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller’s assets.

Without limiting the foregoing, Seller further acknowledges and agrees that neither Morgan Stanley nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Seller’s assets.

F. Agreement to Arbitrate

1. (a) Any dispute between Seller and Morgan Stanley arising out of, relating to or in connection with this Sales Plan or any transaction relating to this Sales Plan shall be determined by arbitration only before the New York Stock Exchange, Inc.; the National Association of Securities Dealers, Inc.; or the Municipal Securities Rulemaking Board, as Seller may elect. If Seller makes no written election addressed to Morgan Stanley by registered mail within five days after receiving a written demand for arbitration from Morgan Stanley, Seller authorizes Morgan Stanley to elect one of the above listed forums for Seller.

(b) Unless rules of the arbitral forum dictate otherwise, any arbitration proceeding between Seller and Morgan Stanley shall be held at a location at which the selected forum regularly conducts such proceedings nearest to the Morgan Stanley office carrying Seller’s accounts at the time the claim arose; this venue shall apply even if Seller has related disputes with other parties which cannot be resolved in the same locale. Except for simplified proceedings (small claims), any arbitration proceeding between Seller and Morgan Stanley shall be heard and decided by a panel of not fewer than three arbitrators.

(c) The law of the State of New York shall apply in all respects, including but not limited to determination of applicable statutes of limitation and available remedies. The award of the arbitrator or a majority of arbitrators shall be final, and judgment on the award may be entered in any state or federal court having jurisdiction.

2. Seller represents that Seller understands the terms of the above arbitration clause as follows:

(i) Arbitration is final and binding on the parties.

(ii) The parties are waiving their right to seek remedies in court, including the right to jury trial.

(iii) Pre-arbitration discovery is generally more limited than and different from court proceedings.

(iv) The arbitrators’ award is not required to include factual findings or legal reasoning, and any party’s right to appeal or seek modification of rulings by the arbitrators is strictly limited.

(v) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(vi) No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

(A) the class certification is denied;

(B) the class is decertified; or

(C) the customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Sales Plan except to the extent stated herein.

G. General

1. Proceeds from each sale of Stock effected under the Sales Plan will be delivered to Seller’s account

322-110617-145 on a normal three-day settlement basis less any commission, commission equivalent, mark-up or differential and other expenses of sale to be paid to Morgan Stanley.

2. In the event that it is necessary for Morgan Stanley to borrow or purchase shares of Stock in order to complete any sale on behalf of Seller pursuant to this Sales Plan, Seller authorizes Morgan Stanley to borrow or purchase such shares and agrees to be responsible for any expense or loss which Morgan Stanley may sustain relating to such borrowing or purchase, including any expense or loss Morgan Stanley may sustain as a result of its inability to borrow or purchase shares of the Stock to complete its delivery obligation.

3. Seller and Morgan Stanley acknowledge and agree that this Sales Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

4. This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supercedes any prior agreements or understandings with regard to the Sales Plan.

5. All notices to Morgan Stanley under this Sales Plan shall be given to Morgan Stanley in the manner specified by this Sales Plan by telephone at 201-395-6821, by facsimile at 201-200-2978 or 201-200-2979 or by certified mail to the address below:

Morgan Stanley DW Inc.

Harborside Financial Center

Plaza III, 1st Floor

Jersey City, N.J. 07311

Attn: Wayne Rothstein

10b5-1 Administration Unit

6. Seller’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Morgan Stanley.

7. This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8. If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

9. This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.

NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPHS F.1 AND F.2.

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

Joseph L. von Rosenberg III

/s/ Joseph L. von Rosenberg III

Morgan Stanley DW Inc.

/s/ Richard J. Fischer
Name:	Richard J. Fischer
Title:	Vice President